UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

CIROND CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-49763 (Commission File Number)	88-0469593 (IRS Employer Identification No.)

4185 Still Creek Drive #B-101, Burnaby, British Columbia, Canada V5C 6G9

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant's telephone number, including area code (604) 205-5039

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2006, the registrant appointed Francis E. Wilde, President and Chief Executive Officer and a director. Frank Wilde is a veteran of eight start-up companies and has over 25 years of sales, marketing and business development experience in the computer industry. He has held executive management positions at IBM, Dell Computer Corporation, Memorex Telex Corporation, Wicat Systems, Collaborative Technologies Corporation, Summagraphics, Academic Systems Corporation and Ravisent Technologies Corporation. He has over 18 years P&L experience and has led or been a team member of companies that raised over $320 million in equity financing and completed 22 merger and acquisition transactions.

Mr. Wilde was most recently the CEO and President of Tarantella, Inc., an enterprise software company delivering secure remote access products to Fortune 1000 companies worldwide. He served in these positions from December 2003 until Tarantella’s acquisition by Sun Microsystems in July 2005. From February 2002 to October 2003, Mr. Wilde served as chairman of the board of Digital Stream USA, Inc., a privately-held software company. He served as president and CEO of Ravisent Technologies, Inc., a DVD software company, from August 1997 to August 2001, and as a director from August 1997 to January 2002. Mr. Wilde received a Bachelor's degree in business administration from Seton Hall University. He served on active duty in the United States Army between 1973 and 1979 and retired from the United States Army Reserve with the rank of Major in 1994.

In addition, the registrant appointed J. Donald Herzog as a director. Mr. Herzog has been an investment professional with Bluegrass Growth Fund since June 2004. From December 2000 to August 2003, he was with the hedge fund, Zimmer Lucas Partners. Prior to that, he was with Odyssey Capital. Mr. Herzog is a former naval officer, holds a B.S. in electrical engineering from Drexel University, and holds an MBA from Carnegie Mellon University.

In December 2004, Bluegrass Growth Fund, LP and Bluegrass Growth Fund, Ltd. each purchased 250 shares of Series B 5% Convertible Preferred Stock for $250,000. Mr. Herzog is employed by the entity that has management oversight of these investors.

Neither Mr. Wilde nor Mr. Herzog had any prior relationship or prior transactions with the registrant. Neither one is related to any officer or director of the registrant.

Nicholas Miller resigned as an officer and director of the registrant as of May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIROND CORPORATION
May 18, 2006	By: /s/ Frank Wilde Frank Wilde President and Chief Financial Officer

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